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                                                                   EXHIBIT 10.19

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
CITY INTERNATIONAL BANKING CENTRE   Structured Trade Finance           Direct line:     0171 714 6097
                                    4th Floor, Juno Court              Facsimile:       0171 714 6160
                                    24 Prescot Street                  Telex:           8812868 NWB BIS G
                                    London El 8BB
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Your ref:
Our ref:


[NATIONAL WESTMINISTER BANK LOGO]

AMEC Finance Limited
Sandiway House
Hertford, Northwich
Cheshire
England CW8 2YA


15 April 1999

Dear Sirs,

IRREVOCABLE LETTER OF CREDIT NO. TFPCYFO83358

This Letter of Credit is issued by National Westminster Bank Plc of City International Banking Centre, Structured Trade Finance, Level 4, Juno Court, 24 Prescot Street, London El 8BB, (the "L/C BANK") in favour of AMEC Finance Limited (the "BENEFICIARY") on the following terms:

1. Subject to the terms hereof, the L/C Bank shall pay on demand a maximum amount of (pound)130,000,000.00 [say One hundred and thirty million Pounds Sterling] (the "ORIGINAL L/C AMOUNT") in respect of any payment obligations incurred or to be incurred by Centex Development Company UK Limited ("CDC UK") in up to ten negotiable loan notes (the "NEGOTIABLE LOAN NOTES") issued by CDC UK to the Beneficiary pursuant to a purchase agreement dated on or about 15 April, 1999 between CDC UK, the Beneficiary and AMEC p.l.c.

2. The L/C Bank shall not be obliged to make payments hereunder exceeding in aggregate the Original L/C Amount. Any payment made by the L/C Bank in respect of a Negotiable Loan Note hereunder shall reduce its liability to make any further payments hereunder by the face amount of that Negotiable Loan Note.

3. This Letter of Credit shall expire at 2 p.m. London time on 30 March, 2001 (the "EXPIRY DATE").

4. Subject to paragraph 3 above, upon receipt of (a) a Negotiable Loan Note transferred to the L/C Bank and (b) the Beneficiary's disposal instructions at the address set out below, such disposal instructions being in the form set out in Appendix 1 hereto, the L/C Bank shall pay to the Beneficiary or as directed by the Beneficiary in Sterling, by close of business on the business day of presentment of the Negotiable Loan Note in accordance with this paragraph 4, an amount calculated by discounting the face amount of the Negotiable Loan Note by the Discount Rate (such discounted amount being the "DISCOUNTED AMOUNT"). Upon such payment, this Letter of Credit will be reduced in accordance with paragraph 2 above.


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     For the purposes of this paragraph 4, "DISCOUNT RATE" means the rate per annum equal to the aggregate of (a) the L/C Bank's London Inter-Bank Offered Rate for the period from the date of presentment of the Negotiable Loan Note to the Expiry Date plus (b) a margin of 0.625%, expressed as a straight discount rate.

5. The L/C Bank may not assign or transfer its rights and obligations hereunder without the prior written consent of the Beneficiary and CDC UK. The Beneficiary may not assign or transfer its rights hereunder without the prior written consent of the L/C Bank.

6.   This Letter of Credit is irrevocable.

7. Any communication made pursuant to this Letter of Credit shall only be made by tested telex, by authenticated swift or personal delivery and shall only be deemed to have been duly given or made on receipt.

8. Subject to paragraph 9 below, this Letter of Credit sets forth in full the terms of our undertaking. Such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference any document or instrument.

9. This Letter of Credit is subject to Uniform Customs and Practice for Documentary Credits International Chamber of Commerce, Publication No. 500
     - 1993 Revision and shall be governed by and construed in accordance with the laws of England.

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
/s/ Clive Thompson                                        /s/ David Morgan

For National Westminster Bank Plc                         For National Westminster Bank Plc
Clive Thompson T381                                       David Morgan M175

Address for receipt of disposal instructions:
City International Banking Centre
Structured Trade Finance
level 4
Juno Court
24 Prescot Street
London E1 8BB

Attention: D Morgan, Senior Manager

Telex: 885361 NWBLDN G

SWIFT NWBKGB2L
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APPENDIX 1

The undersigned, a duly authorised officer of AMEC Finance Limited (the "PAYEE"), hereby requests National Westminster Bank Plc (the "BANK"), with reference to Irrevocable Letter of Credit No.TFPCYFO83358 (the "LETTER OF CREDIT") issued by the Bank in favour of the Payee, to pay the Discounted Amount
(as defined in the Letter of Credit) to [        ] in respect of the attached
Negotiable Loan Note (as defined in the Letter of Credit) transferred to the Bank.

AMEC Finance Limited

By:
      --------------------------
      Name:
      Title

Date: [                        ]

We confirm that the signatory/signatories of AMEC Finance Limited hereon is/are authorised so to sign.

[AMEC Finance Limited's Bankers]

By:
      --------------------------
      Name:
      Title

Date:    [                     ]

This Appendix forms an integral part of Letter of Credit number TFPCYF083358

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
/s/ Clive Thompson                            /s/ David Morgan

For National Westminster Bank Plc             For National Westminster Bank Plc
Clive Thompson T381                           David Morgan M175
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